Exhibit 10.5

SHAREHOLDERS' VOTING PROXY AGREEMENT

AMONG

CHANGCHUN YAQIAO BUSINESS CONSULTING CO., LIMITED

AND

JILIN FOODING FOODS GROUP CO., LTD.

AND

YAKUN SONG

December 30, 2010

SHAREHOLDERS’ VOTING PROXY AGREEMENT

This Shareholders’ Voting Proxy Agreement (this “Agreement”) is entered into as of December 30, 2010 among the following parties.

Changchun Yaqiao Business Consulting Co., Limited, is a wholly-foreign owned enterprise which is incorporated and existing within the territory of the People’s Republic of China (“the PRC”) in accordance with the laws of the PRC. The registration number of its legal and valid business license is 220101400002578 and its legal address is Unit 503, No. 83-7 Chongqing Road, Chaoyang District, Jilin Province, the PRC;

Party B: Jilin Fooding Foods Group Co., Ltd., is a limited liability company which is incorporated and existing within the territory of the PRC in accordance with the laws of the PRC. The registration number of its legal and valid business license is 2200002008563 and the legal registered address is No. 1 Jinshazhong Street, Chuanying Economy Development Zone, Changchun City, Jilin Province, the PRC; and

Party C

Yakun Song, is a Chinese natural person with her identification number as 22020219640321062X.

(Party B and Party C are hereinafter collectively referred to as “All Grantors” and individually as “Each of the Grantors”.)

WHEREAS,

1.             Party A is a wholly foreign-owned enterprise incorporated under the laws of the PRC.

2.             As of the date of this Agreement, All Grantors are shareholders of the Changchun Decens Foods Co., Ltd. (hereinafter referred to as the “Operating Entity”) and collectively legally hold all of the equity interests of the Operating Entity ;

3.             Each of the Grantors desires to appoint the persons (the “Proxy Holders”) to be designated by Party A to exercise its shareholder’s rights (“Voting Rights”) and Party A is willing to designate such persons.

Therefore, the parties hereby have reached the following agreement upon friendly consultations:

Article 1

Each of the Grantors hereby agrees to irrevocably appoint the persons designated by Party A with the exclusive right to exercise, on his behalf, all of his Voting Rights in accordance with the laws and the Operating Entity ’s Articles of Association, including but not limited to the rights to sell, transfer or set any encumbrance on all or any of his equity interests of the Operating Entity, to determine the distribution of dividends, to appoint and elect the directors and Chairman as the authorized legal representative of the Operating Entity, and any other rights that Each of the Grantors may enjoy as shareholder of the Operating Entity .

Article 2

The persons designated by Party A shall be the directors of Party A.

Article 3

Party A agrees to designate such Proxy Holders pursuant to Article 1 of this Agreement, who shall represent All Grantors to exercise their Voting Rights pursuant to this Agreement.

Article 4

All Parties to this Agreement hereby acknowledge that, regardless of any change in the equity interests of the Operating Entity, Each of the Grantors shall appoint the Proxy Holder with all Voting Rights. All Parties to this Agreement agree, Each of the Grantors, cannot transfer his equity interests (“Transferor”) of the Operating Entity to any individual or company (other than Party A or the individuals or entities designated by Party A) without Party A’s prior written consent.

Article 5

Each of the Grantors hereby agrees that he/she will withdraw the appointment of the Proxy Holders designated by Party A if Party A changes such designated Proxy Holders and reappoints the substituted persons designated by Party A as the new Proxy Holders to exercise his/her Voting Rights.

Article 6

All authorizations under this Agreement shall be irrevocable, conclusive and binding upon All Grantors, and each and every act and thing executed by the Proxy Holders pursuant hereto shall be as good, valid and effectual as if the same had been done by All Grantors. All Grantors hereby irrevocably and unconditionally undertake at all times hereafter to ratify and confirm whatsoever the Proxy Holders shall lawfully do or cause to be done by virtue of all such authorizations conferred by this Agreement.

Article 7

All Grantors hereby irrevocably and unconditionally undertake at all times to indemnify and keep indemnified each of the Proxy Holders and/or Party A (if applicable) against any and all actions, proceedings, claims, costs, expenses and liabilities whatsoever arising from the exercise or purported exercise of any of the powers conferred or purported to be conferred by this Agreement.

Article 8

This Agreement has been duly executed by the parties’ authorized representatives as of the date first set forth above and shall become effective upon execution.

Article 9

This Agreement shall not be terminated prior to the completion of acquisition of all of the equity interests in, or all assets or business of the Operating Entity by Party A in accordance with the Exclusive Option Agreement dated December 30, 2010 and executed by the parties.

Article 10

Any amendment and termination of this Agreement shall be in written and agreed upon by the Parties.

Article 11

The conclusion, validity, interpretation, and performance of this Agreement and the settlement of any disputes arising out of this Agreement shall be governed by the laws and regulations of the PRC.

Article 12

Any disputes under this Agreement shall be settled at first through friendly consultation between the parties hereto. In case no settlement can be reached through consultation, each party shall have the right to submit such disputes to the China International Economic and Trade Arbitration Commission for arbitration before a sole arbitrator in accordance with the commission’s then valid rules. The place of arbitration shall be in Beijing. The language of the arbitration shall be Chinese. The arbitral award shall be final and binding on the parties. The costs of arbitration shall be allocated as determined by the arbitrator.

Article 13

This Agreement is executed in both Chinese and English in three copies; each party holds one and each original copy which shall have the same legal effect. Both the English version and Chinese version shall have the same effect.

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IN WITNESS HEREOF, the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A: Changchun Yaqiao Business Consulting Co., Limited

(Signature and Seal):

Legal Representative/Authorized Representative: Song Yakun

PART B: Jilin Fooding Foods Group Co., Ltd.

(Signature and Seal):

Legal Representative/Authorized Representative: Xiu Zhang

PARTY C: Yakun Song

(Signature):